Exhibit 99.1

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AES Corporation

First Quarter 2006 Financial Review

May 8, 2006

[LOGO]

The Global Power Company

[LOGO] The Global Power Company	Safe Harbor Disclosure

Certain statements in the following presentation regarding AES’s business operations may constitute “forward looking statements.”  Such forward-looking statements include, but are not limited to, those related to future earnings, growth and financial and operating performance.  Forward-looking statements are not intended to be a guarantee of future results, but instead constitute AES’s current expectations based on reasonable assumptions.  Forecasted financial information is based on certain material assumptions.  These assumptions include, but are not limited to continued normal or better levels of operating performance and electricity demand at our distribution companies and operational performance at our contract generation businesses consistent with historical levels, as well as achievements of planned productivity improvements and incremental growth from investments at investment levels and rates of return consistent with prior experience. For additional assumptions see the Appendix to this presentation. Actual results could differ materially from those projected in our forward-looking statements due to risks, uncertainties and other factors. Important factors that could affect actual results are discussed in AES’s filings with the Securities and Exchange Commission including but not limited to the risks discussed under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 as well as our other SEC filings. AES undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

1Q06 Financial Review	www.aes.com

First Quarter 2006 Highlights

($ Millions except earnings per share and percent)

	First Quarter	First Quarter
	2006	2005	Change
Revenues	$3,013	$2,663	13%

Gross Margin	$954	$824	16%

as % of Sales	31.7%	30.9%	80 b.p.

Income Before Income Taxes and Minority Interest (IBT&MI)	$633	$377	68%

Diluted EPS from Continuing Operations	$0.52	$0.19	174%

Adjusted EPS (1)	$0.42	$0.18	133%

Return on Invested Capital (ROIC) (1)	12.2%	8.4%	380 b.p

Revenue Comparison
Period-Over-Period

Price/Volume/Allowances	7%

Currency	6%

Total	13%

(1)  Non-GAAP measure.  See Appendix.

First Quarter 2006 Earnings Bridge

[CHART]

(1)                                  Non-GAAP measure. See Appendix.

                         Note: Certain elements are rounded.

First Quarter Cash Flow Highlights

($ Millions)

	First Quarter		First Quarter
	2006		2005
Subsidiary-Only
Subsidiary Net Cash from Operating Activities (1)	$647		$672

Consolidated
Net Cash from Operating Activities	$544		$518

Free Cash Flow (1)	$369		$394

Parent-Only
Subsidiary Distributions (1)	$132		$195

Return of Capital from Subsidiaries (1)	$0		$2

Recourse Debt Repayment	$150	(2)	$0

(1)     Non-GAAP measure. See Appendix. Excludes $44 and $ 2 million in proceeds from the sale of allowance sales included in investing activities in 2006 and 2005 periods, respectively.

(2)     Includes redemption of 8.875% Sr. Subordinated notes due 2027 (approximately $115MM aggregate principal amount plus a make-whole premium of $35MM).

First Quarter Subsidiary Distributions

($ Millions)

First Quarter 2006 Subsidiary Distributions(1)

	North	Latin		Asia &
	America	America	Europe & Africa	Middle East	Total

Regulated Utilities	$—	$19	$—	$—	$19

Contract Generation	$21	$—	$16	$14	$51

Competitive Supply	$61	$1	$—	$—	$62

Total (1)	$82	$20	$16	$14	$132

39% of First Quarter 2006 distributions were from North American Regulated Utilities and Worldwide Contract Generation.

(1)  Non-GAAP measure.  See Appendix.

First Quarter Segment Highlights Regulated Utilities

($ Millions except as noted)

	First Quarter		%
	2006	2005	Change
Revenues	$1,493	$1,399	7%
Gross Margin	$370	$367	1%
as % of Sales	24.8%	26.2%	-140 b.p.
IBT&MI	$240	$229	5%

Revenue Comparison (QOQ)	% Change
Volume/Price/Mix	-5%
Currency (Net)	12%
Total	7%

Segment Highlights

•                  Revenues increased primarily from favorable Latin America foreign exchange rates and higher fuel cost pass-through at IPL, largely offset by 1Q05 retroactive prior year margin recovery benefit at Eletropaulo in Brazil.

•                  Gross margin increased slightly due to foreign exchange effects offset by the margin recovery in Brazil and higher IPL maintenance costs. Gross margin as % of sales declined due to the margin recovery and higher maintenance costs.

•                  IBT&MI increase beyond gross margin variance driven mostly by an Argentina debt gain and favorable interest expense comparisons in Venezuela, partially offset by El Salvador debt costs.

First Quarter Segment Highlights Contract Generation

($ Millions except as noted)

	First Quarter		%
	2006	2005	Change
Revenues	$1,151	$985	17%
Gross Margin	$434	$392	11%
as % of Sales	37.7%	39.8%	-210b.p.
IBT&MI	$436	$253	72%

Revenue Comparison (QOQ)	% Change
Volume/Price/Mix	17%
Currency (Net)	0%
Total	17%

Segment Highlights

•                  The increases are driven by higher demand and pricing at businesses in Latin America and higher demand in Pakistan.

•                  Gross margin increased due primarily to the higher demand and pricing.  Gross margin as a % of sales declined due to higher outage costs in North America.

•                  IBT&MI increases beyond gross margin  variance driven mostly by gain on Kingston sale and Dominican Republic receivables settlement.

First Quarter Segment Highlights Competitive Supply

($ Millions except as noted)

	First Quarter		%
	2006	2005	Change
Revenues	$369	$279	32%
Gross Margin	$150	$65	131%
as % of Sales	40.7%	23.3%	1,740b.p.
IBT&MI	$151	$52	190%

Revenue Comparison (QOQ)	% Change
Volume/Price/Mix	34%
Currency (Net)	-2%
Total	32%

Segment Highlights

•                  Revenues increased as a result of better pricing in Latin America and North America as well as New York excess emission allowance sales.

•                  Gross margin and gross margin as a % of sales increased due to better New York’s better pricing and the emission allowance sales.

•                  IBT&MI increases beyond gross margin variance driven mostly by gain on a legal settlement related to AES Barry.

Appendix

2006 Guidance Elements:
Income Statement

Contains Forward Looking Statements

Guidance Element	2006 Guidance

Revenue Growth (% change)	4 to 5%

Gross Margin	$3.2 to $3.3 billion

Business Segment Income Before Tax & Minority Interest (Excludes Corporate Costs of $625 Million)	$2.3 billion
Allocated by Segment as % of Total
• Regulated Utilities	44%
• Contract Generation	38%
• Competitive Supply	18%

Diluted Earnings Per Share From Continuing Operations	$0.96

Adjusted Earnings Per Share Factors	$0.01

Adjusted Earnings Per Share(1)	$0.97

(1)  Non-GAAP measure.  See Appendix.

2006 Guidance Elements:
Cash Flow and Sensitivities

Contains Forward Looking Statements

Guidance Element	2006 Guidance

Net Cash From Operating Activities	$2.2 to $2.3 billion

Maintenance Capital Expenditures	$800 to $900 million

Free Cash Flow(1)	$1.3 to $1.5 billion

Subsidiary Distributions(1)	$1.0 billion

Parent Investments and Capital Expenditures(2)	$250 to $350 million

2008 Financial Targets(3)

• Diluted EPS from Continuing Operations(4)	$1.18 to $1.34

• Gross Margin	$3.5 billion

• Return on Invested Capital(1)	11%

• Net Cash Provided by Operating Activities	$2.6 to $2.9 billion

(1)               Non-GAAP measures.  See Appendix.

(2)               Excludes other sources of funds. Total 2006 capital expenditures are estimated to be $1.7 – $1.8 billion, including certain growth projects not yet awarded.

(3)               Guidance includes growth projects committed to in 2004 and prior years.

(4)               Based on 16-19% per year growth in diluted EPS from continuing operations from $0.56 per share 2003 base (pre-restatement).

Reconciliation of Adjusted Earnings Per Share

($ Per Share)

	First Quarter	First Quarter
	2006	2005
Diluted Earnings Per Share From Continuing Operations	$0.52	$0.19

FAS 133 Mark-to-Market (Gains)/Losses	—	—

Currency Transaction (Gains)/Losses	—	(0.01)

Net Asset (Gains)/Losses and Impairments	(0.13)	—

Debt Retirement (Gains)/Losses	0.03	—

Adjusted Earnings Per Share(1)	$0.42	$0.18

(1)                        Adjusted earnings per share (a non-GAAP financial measure) is defined as diluted earnings per share from continuing operations excluding gains or losses associate with (a) mark-to-market amounts related to FAS 133 derivative transactions, (b) foreign currency transaction gains and losses on the net monetary position related to Brazil, Venezuela, and Argentina, (c) significant asset gains or losses due to disposition transactions and impairments, and (d) early retirement of recourse debt. AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and is considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability associated with mark-to-market gains or losses related to certain derivative transactions, currency transaction gains or losses, periodic strategic decisions to dispose of certain assets which may influence results in a given period, and the early retirement of corporate debt.

Parent Sources and Uses of Cash

($ Millions)

First Quarter 2006

Sources
Total Subsidiary Distributions(1)	$132
Proceeds from Asset Sales, Net	108
Refinancing Proceeds, Net	—
Increased Revolver Commitments	500
Issuance of Common Stock, Net	8
Total Returns of Capital Distributions and Project Financing Proceeds	—
Beginning Liquidity(1)	624
Total Sources	$1,372

Uses
Repayments of Debt(2)	$(150)
Investments in Subsidiaries, Net	(97)
Cash for Development, Selling, General and Administrative and Taxes	(73)
Cash Payments for Interest	(78)
Other, Net	89
Ending Liquidity(1)	(1,063)
Total Uses	$(1,372)

(1)             Non-GAAP financial measure. See Appendix.

(2)             Includes redemption of 8.875% Sr. Subordinated notes due 2027 (approximately $115 million aggregate principal amount plus a make-whole premium of $35 million.

First Quarter Reconciliation of Changes to Debt Balances

($ Millions)

	Debt Reconciliation
Parent Debt (Including Letters of Credit) at 12/31/05	$5,176	(1)

Scheduled Debt Maturities:	—

Discretionary Debt Repayments:
Prepayment of Debt	(115)

Other	(38	)(2)

Parent Debt (Including Letters of Credit) at 3/31/06	$5,023

Less: Letters of Credit Outstanding at 3/31/06	(202)

Parent Debt (Excluding Letters of Credit) at 3/31/06	$4,821

(1)          Amount reflects recourse debt of $4,882 million and $294 million of letters of credit under the parent revolver. Revolver availability at 12/21/05 was $356 million.

(2)          Other includes $92 million decrease in letters of credit, a $50 million draw on the revolving credit facility, a $2 million change in unamortized discounts related to discretionary prepayment of debt and $2 million increase due to foreign currency changes.

First Quarter 2006 Consolidated Cash Flow

($ Millions)

	Subsidiaries	AES Corp (1)	Eliminations	Consolidated
Net Cash from Operating Activities	$660	$16	$(132)	$544

Maintenance Capital Expenditures	(140)	(35)	—	(175)
Growth Capital Expenditures	(70)	—	—	(70)
Investment in Subsidiaries	—	(95)	95	—
Net Proceeds from Asset Sales	4	110	—	114
Net Proceeds from the Sale of Emission Allowances	44	—	—	44
Sale of Short Term Investments, Net of Purchases	(168)	—	—	(168)
Increase in Restricted Cash	(21)	—	—	(21)
Decrease in Debt Service Reserves and Other Assets	9	—	—	9
Other	(4)	—	—	(4)
Net Cash (for) from Investments	(346)	(20)	95	(271)

Financing Proceeds for Growth Capital Expenditures	17	—	—	17
Financing Proceeds from Other Financings Including Refinancings	340	—	—	340
Equity Proceeds	—	8	—	8
Repayments, Net (Including Refinancings)	(590)	(100)	—	(690)
Payments for Financing Costs	(9)	(7)	—	(16)
Equity Contributions by Parent	95	—	(95)	—
Distributions to Parent	(132)	—	132	—
Returns of Capital to Parent	—	—	—	—
Other	(16)	—	—	(16)
Net Cash (for) from Financing	(295)	(99)	37	(357)

Increase (Decrease) in Cash & Cash Equivalents	19	(103)	—	(84)
Effect of FX	36	—	—	36
Beginning Cash & Cash Equivalents Balance	1,122	268	—	1,390
Ending Cash & Cash Equivalents Balance	$1,177	$165	$—	$1,342

(1)                                  Includes activity at qualified holding companies.

Note: Certain amounts have been netted, condensed and rounded for presentation purposes.

Reconciliation of Subsidiary Distributions and Parent Liquidity

($ Millions)

	Quarter Ended
	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept 30, 2004
Total subsidiary distributions & returns of capital to parent

Subsidiary distributions to parent	$132	$354	$274	$170	$190	$286	$209

Net distributions to/(from) QHCs	—	—		—	5	(9)	12

Total subsidiary distributions	132	354	274	170	195	277	221

Returns of capital distributions to parent	—	5	—	37	2	3	110

Net returns of capital distributions to/(from) QHCs	—	—	—	13	—	—	11

Total returns of capital distributions	—	5	—	50	2	3	121

Combined distributions & return of capital received	132	359	274	220	197	280	342

Less: combined net distributions & returns of capital to/(from) QHCs	—	—	—	(13)	(5)	9	(23)

Total subsidiary distributions & returns of capital to parent	$132	$359	$274	$207	$192	$289	$319

	Balance as of
	Mar. 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June. 30, 2005	Mar. 31, 2005
Liquidity

Cash at parent	$148	$262	$146	$145	$256

Availability under revolver	898	356	281	215	218

Cash at QHCs	17	6	9	19	3

Ending liquidity	$1,063	$624	$436	$379	$477

See following page for further information.

Assumptions

Forecasted financial information is based on certain material assumptions. Such assumptions include, but are not limited to: (a) no unforeseen external events such as wars, depressions, or economic or political disruptions occur; (b) businesses continue to operate in a manner consistent with or better than prior operating performance, including achievement of planned productivity improvements including benefits of global sourcing, and in accordance with the provisions of their relevant contracts or concessions; (c) new business opportunities are available to AES in sufficient quantity so that AES can capture its historical market share or increase its share; (d) no material disruptions or discontinuities occur in GDP, foreign exchange rates, inflation or interest rates during the forecast period; (e) negative factors do not combine to create highly negative low-probability business situations; (f) material business-specific risks as described in the Company’s SEC filings do not occur. In addition, benefits from global sourcing include avoided costs, reduction in capital project costs versus budgetary estimates, and projected savings based on assumed spend volume which may or may not actually be achieved. Also, improvement in certain KPIs such as EFOR and commercial availability may not improve financial performance at all facilities based on commercial terms and conditions. These benefits will not be fully reflected in the Company’s consolidated financial results.

The cash held at qualifying holding companies (QHCs) represents cash sent to subsidiaries of the Company domiciled outside of the U.S. Such subsidiaries had no contractual restrictions on their ability to send cash to AES, the parent company. Cash at those subsidiaries was used for investment and related activities outside of the U.S. These investments included equity investments and loans to other foreign subsidiaries as well as development and general costs and expenses incurred outside the U.S. Since the cash held by these qualifying holding companies is available to the parent, AES uses the combined measure of subsidiary distributions to parent and qualified holding companies as a useful measure of cash available to the parent to meet its international liquidity needs. AES believes that unconsolidated parent company liquidity is important to the liquidity position of AES as a parent company because of the non-recourse nature of most of AES’s indebtedness.

Definitions of Non-GAAP Measures

•                  Adjusted earnings per share (a non-GAAP financial measure), is defined as diluted earnings per share from continuing operations excluding gains or losses associated with (a) mark-to-market amounts related to FAS 133 derivative transactions, (b) foreign currency transaction impacts on the net monetary position related to Brazil, Venezuela, and Argentina, (c) significant asset gains or losses due to disposition transactions and impairments, and (d) early retirement of recourse debt.  AES believes that adjusted earnings per share better reflects the underlying business performance of the Company, and are considered in the Company’s internal evaluation of financial performance. Factors in this determination include the variability associated with mark-to-market gains or losses related to certain derivative transactions, currency gains and losses, periodic strategic decisions to dispose of certain assets which may influence results in a given period, and the early retirement of corporate debt.

•                  Free cash flow – Net cash flow from operating activities less maintenance capital expenditures. Maintenance capital expenditures reflect property additions less growth capital expenditures.

•                  Liquidity – Cash at the parent company plus availability under corporate revolver plus cash at qualifying holding companies (QHCs).

•                  Return on invested capital (ROIC) – Net operating profit after tax (NOPAT) divided by average capital. NOPAT is defined as income before tax and minority expense plus interest expense less income taxes less tax benefit on interest expense at effective tax rate. Average capital is defined as the average of beginning and ending total debt plus minority interest plus stockholders’ equity less debt service reserves and other deposits.

•                  Subsidiary Distributions – Cash distributions (primarily dividends and interest income) from subsidiary companies to the parent company and qualified holding companies. These cash flows are the source of cash flow to the parent to meet corporate interest, overhead, cash taxes, and discretionary uses such as recourse debt reductions and corporate investments.

Reconciliation of Cash Flow Items

Net Cash from Operating Activities – First Quarter 2006 ($ Millions)

	Subsidiaries	AES Corp(1)	Eliminations	Consolidated
First Quarter 2006	$660	$16	$(132)	$544

Reconciliation of Free Cash Flow ($ Millions)

	First Quarter 2006	First Quarter 2005

Net Cash from Operating Activities	$544	$518

Maintenance Capital Expenditures	(175)	(124)

Free Cash Flow	$369	$394

(1) Includes activity at qualified holding companies.

First Quarter 2006 Return on Invested Capital

($ Millions except percent)

	Second Quarter 2004	Third Quarter 2004	Fourth Quarter 2004	First Quarter 2005	Rolling Twelve Months First Quarter 2005	Second Quarter 2005	Third Quarter 2005	Fourth Quarter 2005	First Quarter 2006	Rolling Twelve Months First Quarter 2006
Net Operating Profit After Tax(1)

IBT&MI	$233	$225	$203	$377	$1,038	$186	$484	$411	$633	$1,714

Reported Interest Expense	428	500	493	467	1,888	475	450	504	434	1,863

Income Tax Expense(2)	(45)	(396)	(507)	(329)	(1,223)	(291)	(276)	(207)	(329)	(1,071)

Net Operating Profit After Tax	616	329	189	515	1,703	370	658	708	738	2,506

Effective Tax Rate(3)	6.9%	54.7%	72.9%	39.0%	41.8%	44.1%	29.5%	22.6%	30.8%	29.9%

ROIC(4)				8.4%						12.2%

	First Quarter 2004	First Quarter 2005	First Quarter 2006
Total Capital(5)

Total Debt	$18,749	$18,349	$17,579

Minority Interest	959	1,376	1,753

Stockholders’ Equity	1,221	1,079	2,190

Debt Service Reserves and Other Deposits	(539)	(678)	(628)

Total Capital	$20,390	$20,126	$20,894

Average Capital(6)		$20,258	$20,510

(1)     Net operating profit after tax,  a non-GAAP financial measure, is defined as income before tax and minority interest expense (IBT&MI) plus interest expense less income taxes less tax benefit on interest expense at the effective tax rate.

(2)     Income tax expense calculated by multiplying the sum of IBT&MI and reported interest expense for the period by the effective tax rate for the period.

(3)     Effective tax rate calculated by dividing reported income tax expense for the period by IBT&MI for the period.

(4)     Return on invested capital (ROIC), a non-GAAP financial measure, is defined as net operating profit after tax divided by average capital calculated over rolling 12 month basis.

(5)     Total capital, a non-GAAP financial measure, is defined as total debt plus minority interest plus stockholders’ equity less debt service reserves.

(6)     Average capital is defined as the average of beginning and ending total capital over the last 12 months.